Exhibit 5.2

Unit 2901, 29F, Tower C Beijing Yintai Centre No. 2 Jianguomenwai Avenue Chaoyang District, Beijing 100022 People’s Republic of China Phone: 86-10-6529-8300 Fax: 86-10-6529-8399 Website: www.wsgr.com	中国北京市朝阳区建国门外大街2号 银泰中心写字楼C座29层2901室 邮政编码: 100022 电话: 86-10-6529-8300 传真: 86-10-6529-8399 网站: www.wsgr.com

          , 2025

Room C431, Changjiang Software Park

No.180 South Changjiang Road

Baoshan District, Shanghai 201900

People’s Republic of China

Ladies and Gentlemen,

Youlife Group Inc., a Cayman Islands exempted company (the “Company”), is filing with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-4 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”) for, among other things, the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), warrants to be assumed by the Company (the “Warrants”) originally issued by Distoken Acquisition Corporation, a Cayman Islands exempted company (“Distoken”), issued pursuant to a warrant agreement dated as of February 15, 2023 between Continental Stock Transfer & Trust Company, as warrant agent (“Continental”), and Distoken (the “Warrant Agreement”), pursuant to the Business Combination Agreement dated as of May 17, 2024, as amended on November 13, 2024 and January 17, 2025, among the Company, Distoken, Youlife International Holdings Inc., a Cayman Islands exempted company (“Youlife”), Xiaosen Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), Youlife I Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“First Merger Sub”), and Youlife II Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Second Merger Sub”) (the “Business Combination Agreement”). All capitalized terms here that are not otherwise defined shall have the meaning given to them in the Business Combination Agreement, as amended.

Pursuant to the Business Combination Agreement, the business combination will be effected in two steps: (1) First Merger Sub will merge with and into Youlife (the “First Merger”), with Youlife surviving the First Merger as a wholly-owned subsidiary of the Company and the outstanding shares of Youlife being converted into the right to receive shares of the Company; and (2) Second Merger Sub will merge with and into Distoken (the “Second Merger,” and together with First Merger, the “Mergers”), with Distoken surviving the Second Merger as a wholly-owned subsidiary of the Company and the outstanding securities of Distoken being converted into the right to receive substantially equivalent securities of the Company (in the form of Pubco ADSs, except for certain restricted securities) (the Mergers together with the other transactions contemplated by the Business Combination Agreement and other ancillary documents, the “Business Combination”).

Upon assumption by the Company of the Warrants at the consummation of the Business Combination, each whole Warrant, once exercisable pursuant to the terms of the Warrant Agreement, will entitle the Warrant holder to purchase one Pubco Class A Ordinary Share, represented by Pubco ADS, at an exercise price of US$11.50 per share. The assumption will be effected by an Assignment, Assumption and Amendment to Warrant Agreement to be entered into by and among Distoken, the Company and Continental at the consummation of the Business Combination substantially in the form attached as Exhibit 4.8 to the Registration Statement (the “Assumption Agreement”).

Wilson Sonsini Goodrich & Rosati, Professional Corporation

威尔逊·● 桑西尼·● 古奇·● 罗沙迪律师事务所

austin    beijing    boston    BOULDER    brussels    hong kong    london    los angeles    new york    palo alto
SALT LAKE CITY    san diego    san francisco    seattle     shanghai    washington, dc     wilmington, de

We have acted as special United States counsel for the Company in connection with the Mergers. In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	the Business Combination Agreement;

(c)	the Warrant Agreement;

(d)	the Assignment Agreement; and

(e)	a specimen warrant certificate of the Company (the “Warrant Certificate”) in the form of Exhibit 4.7 to the Registration Statement.

The Business Combination Agreement, Warrant Agreement, the Assignment Agreement and the Warrant Certificate are referred to herein collectively as the “Transaction Agreements.”

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have not independently established the facts stated therein.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Transaction Agreements have been and will be duly executed and delivered, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vii) the Securities have been or will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; (viii) the Transaction Agreements and any other documents with respect to any Securities offered have been or will be duly authorized and validly executed and delivered by the Company and the other parties thereto; and (ix) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered have been or will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

In rendering the opinions set forth below, we have relied on the opinion of Campbells, Cayman Islands counsel to the Company, filed as Exhibit 5.1 to the Registration Statement, that (i) the Company has been dully incorporated, and is validly existing and in good standing under the laws of Cayman Islands, (ii) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Assignment Agreement, and (iii) all necessary corporate action on the part of the Company has been taken under the laws of the Cayman Islands to authorize the assumption of the Warrants and the execution of the Assignment Agreement.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of New York.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing, we advise you that, upon assumption of the Warrants pursuant to the Business Combination Agreement and execution of the Assumption Agreement by the parties thereto, in our opinion the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the proxy statement/prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation